Exhibit 99.1

FOR IMMEDIATE RELEASE

March 11, 2011

IBERIABANK Corporation contacts: Beth A. Ardoin, Director of Communications (337) 521-4701 bardoin@iberiabank.com John R. Davis, Senior Executive Vice President (337) 521-4005 jdavis@iberiabank.com	Cameron Bancshares, Inc. contact: Roy M. Raftery, Jr., President and CEO (337) 312-7050 rraftery@csbbanking.net

IBERIABANK Corporation Announces Acquisition of Cameron Bancshares, Inc.

•	Combination of two high-quality and well capitalized institutions

•	Contiguous markets with no branch overlap, but significant synergies

•	Accretive to EPS and slightly dilutive to tangible book value per share

•	Strong cultural and business fit dramatically reduces risk

•	No projected impact on IBERIABANK Corporation’s capital ratios

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC) (“IBERIABANK”), holding company of the 123-year-old IBERIABANK (www.iberiabank.com) and Cameron Bancshares, Inc. (“Cameron”), the holding company of Lake Charles, Louisiana-based Cameron State Bank (www.csbbanking.com) announced today the signing of a definitive agreement for IBERIABANK to acquire Cameron in a stock-for-stock exchange. The transaction has been approved by the Board of Directors of each company and is expected to close in the second quarter of 2011. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of Cameron’s shareholders.

Roy M. Raftery, Jr., President and Chief Executive Officer of Cameron, will be named Chairman of the Lake Charles region for IBERIABANK after the acquisition is consummated.

“We are excited to join forces with Cameron State Bank, the bank of choice in the Lake Charles region,” said Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK. He continued, “Cameron has an enviable distribution network of 22 offices and 48 ATMs, a very successful operating strategy, as well as outstanding clients and associates. This combination provides interesting growth opportunities for the shareholders of both companies.”

Byrd continued: “We commend Roy Raftery and his team for building a tremendous franchise, with solid asset quality, capital strength, and exceptional earnings. We believe this acquisition assists us in filling-out our Louisiana franchise. We are very proud of our Louisiana roots and are soon to become the oldest and largest Louisiana-based bank.”

“Cameron State Bank started in 1966 in Cameron, Louisiana and has grown to become the most convenient and customer-focused bank throughout the Lake Charles area,” said Raftery. “Our clients will have the added convenience of having access to 72 banking offices and 102 ATMs in Louisiana, and diversified banking, mortgage, title insurance, trust, and wealth management operations across a 12-state footprint. Our history of strength, growth, and profitability are a terrific fit with IBERIABANK and we expect a very smooth transition. The client-focus of our respective companies is very compelling.”

Under the terms of the agreement, shareholders of Cameron will receive 3.464 shares of IBERIABANK common stock per share of Cameron common stock, subject to certain adjustments. The stock issuance is valued at approximately $133 million in the aggregate, based on 688,404 shares of Cameron common stock outstanding. Cameron had no holding company debt outstanding at year-end 2010.

IBERIABANK expects the transaction to be accretive to earnings per share approximately 3% to 5%, assuming synergies are fully phased in and excluding estimated one-time and merger-related costs of approximately $11 million on a pre-tax basis. Estimated synergies include annual expense savings of approximately $6 million, pre-tax, to be fully achieved by the second half of 2012. IBERIABANK estimates approximately $46 million in goodwill will be created with this acquisition. The estimated internal rate of return for the transaction is above 20%, well exceeding IBERIABANK’s cost of capital.

Additional Information

Cameron was advised by the investment banking firm Sheshunoff & Co. Investment Banking and the law firm of Gordon Arata McCollam Duplantis & Eagan, LLC. IBERIABANK was advised by the law firm of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

About Cameron Bancshares, Inc.

Cameron is a bank holding company with 22 bank branch offices in the Lake Charles area, which includes Calcasieu, Cameron, and Allen parishes in Louisiana. As of December 31, 2010, Cameron had:

• Total Assets	$706 Million

• Total Investment Securities	$230 Million

• Total Loans	$408 Million

• Total Deposits	$575 Million

• Shareholders’ Equity	$77 Million

• Tangible Common Equity Ratio	10.96%

• Nonperforming Assets	$9.5 Million (1.34% of Total Assets)

• Noninterest Bearing Deposits	$166 Million (29% of Total Deposits)

Cameron had no brokered deposits or stock options outstanding, and 212 full-time equivalent employees at year-end 2010. For the year ended December 31, 2010, Cameron reported net income of $9.3 million, or a 1.29% return on average assets (“ROA”), with a $2.4 million loan loss provision. For the fourth quarter 2010, Cameron earned $2.6 million, or a 1.46% ROA, with a $0.8 million loan loss provision. In the fourth quarter of 2010, Cameron had a 4.37% net interest margin with a 0.77% cost of funds.

Pending Acquisition of OMNI BANCSHARES, Inc.

On February 22, 2011, IBERIABANK announced the signing of a definitive agreement to acquire OMNI BANCSHARES, Inc. (“OMNI”), the holding company of Metairie, Louisiana-based OMNI BANK. OMNI has 13 bank branch offices in the greater New Orleans area and one office in Baton Rouge. At December 31, 2010, OMNI had $735 million in assets, $646 million in deposits, and $31 million in equity. The OMNI transaction is expected to close in the second quarter of 2011, pending receipt of required regulatory approvals and the approval of OMNI shareholders.

IBERIABANK Corporation

IBERIABANK is a multi-bank financial holding company with 226 combined offices, including 145 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 27 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 54 locations in 12 states.

IBERIABANK’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” IBERIABANK’s market capitalization was approximately $1.5 billion, based on the NASDAQ closing stock price on March 10, 2011.

The following 12 investment firms currently provide equity research coverage on IBERIABANK:

•	B. Riley & Company

•	FIG Partners, LLC
•	Howe Barnes Hoefer & Arnett, Inc.

•	Keefe, Bruyette & Woods

•	Morgan Keegan & Company, Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	Stifel Nicolaus & Company

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Conference Call

The Company will host a live conference call on Friday, March 11, 2011, beginning at 10:00 a.m. Central Time. Interested parties may access the conference call by dialing 1-800-230-1093. The confirmation code for the call is 195664. A replay of the call will be available beginning at 1:00 p.m. Central Time on March 11, 2011 until midnight Central Time on March 18, 2011 by dialing 1-800-475-6701. The confirmation code for the replay is 195664. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on IBERIABANK’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.”

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. All forward-looking statements are subject to risks and uncertainties that could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) unprecedented volatility in the global economy; (3) risk that the future business operations of IBERIABANK Corporation will not be successful; (4) risk that we will not realize all of the anticipated benefits from our acquisitions of Cameron Bancshares, Inc. and OMNI BANCSHARES, Inc.; (5) risk that the businesses of IBERIABANK Corporation, Cameron Bancshares, Inc. and OMNI BANCSHARES, Inc. may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (6) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner; (7) failure of the stockholders of Cameron Bancshares, Inc. or OMNI BANCSHARES, Inc. to approve the mergers; (8) changes in interest rates or credit availability; (9) credit risk of our customers; (10) effects of the on-going correction in residential real estate prices and reduced levels of home sales; (11) changes in accounting and government regulations and legislation; (12) sufficiency of our allowance for loan losses; (13) geographic concentration of our markets and economic conditions in these markets; (14) risk that other governmental and regulatory approvals required for the merger may not be obtained; and (15) other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and Cameron Bancshares, Inc. and OMNI BANCSHARES, Inc. 2009 Annual Reports. All forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Neither IBERIABANK Corporation, Cameron Bancshares, Inc. nor OMNI BANCSHARES, Inc. undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is being made in respect of the proposed merger transaction involving IBERIABANK Corporation and Cameron Bancshares, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, IBERIABANK Corporation will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the stockholders of Cameron Bancshares, Inc. IBERIABANK Corporation also plans to file other documents with the SEC regarding the proposed merger transaction and the pending acquisition of OMNI BANCSHARES, Inc. Cameron Bancshares, Inc. will mail the final proxy statement/prospectus to its stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about IBERIABANK Corporation, Cameron Bancshares, Inc., and OMNI BANCSHARES, Inc. will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the IBERIABANK Corporation website, www.iberiabank.com, under the heading “Investor Information”.

Cameron Bancshares, Inc., and its respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Cameron Bancshares, Inc. in respect of the proposed transaction. Information regarding the persons who may be deemed participants in the solicitation of the shareholders of Cameron

Bancshares, Inc. in connection with the proposed transaction will be set forth in the proxy statement/prospectus and other relevant documents when they are filed with the SEC.